Exhibit 10.54

THIRD SUPPLEMENTAL AGREEMENT AND AMENDMENT TO

TO LICENSE AGREEMENT DATED DECEMBER 12, 2019

THIS THIRD SUPPLEMENTAL AGREEMENT AND AMENDMENT (this “Supplement”) is made and entered into effective as of November 8, 2021 (the “Effective Date”), by and among ATHENEX, INC., a corporation organized and existing under the laws of the State of Delaware USA and having its principal office at Conventus Building, 1001 Main Street, Suite 600, Buffalo, New York 14203, USA (“Athenex”) and GUANGZHOU XIANGXUE PHARMACEUTICAL CO., LTD., a company organized and existing under the laws of China and having its principal office 2 Jinfengyuan Road, Guangzhou, China (“XPH”). Athenex and XPH are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

BACKGROUND:

A. Athenex and XPH entered into a license agreement dated December 12, 2019, as supplemented by (i) a supplemental agreement dated March 31, 2020 among Athenex, XPH, and Chongqing Taihao Pharmaceutical Co. Ltd. (“Taihao”) and (ii) a second supplemental agreement dated June 30, 2020 by and among Athenex, XPH, and Taihao (collectively, the “License Agreement”).

B. Athenex and XPH desire to amend and supplement the terms of the License Agreement, as set forth in this Supplement.

NOW, THEREFORE, the Parties agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined in this Supplement shall have the meanings given to them in the License Agreement.

2.
Amendment. Section 1.100 of the License Agreement, which sets forth the definition of Territory, is hereby amended in its entirety to read as follows:

“1.100 “Territory” means the People’s Republic of China (China).”

3.
Payment. In consideration of the amendment to the definition of “Territory”, as set forth in this Supplement, Athenex shall pay to XPH, within thirty (30) Business Days after the Effective Date, USD $1,500,000.

4.
Effect of Supplement. Except for the terms, conditions and provisions modified or amended by this Supplement, the License Agreement shall remain in full force and effect pursuant to the terms thereof.

5.
Binding Effect. Subject to the provisions of the License Agreement, this Supplement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

6.
Counterparts; Electronic Delivery. This Supplement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Supplement, to the extent signed and delivered by means of a facsimile machine, by electronic transmission in portable document format (pdf), or by other electronic transmission or any electronic signature complying with U.S. Federal E-Sign Act of 2000 (e.g. www.docusign.com or www.echosign.adobe.com), shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereby have executed this Supplement as of the Effective Date.

ATHENEX, INC.		GUANGZHOU XIANGXUE PHARMACEUTICAL CO., LTD.
By:	/s/ Johnson Lau	By:	/s/ Wang Yonghui
Name:	Johnson Lau	Name:	Wang Yonghui
Title:	Chief Executive Officer	Title:	CEO